SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report                      November 6, 1998
(Date of earliest event reported)  (November 2, 1998)

CTC COMMUNICATIONS CORP.
(Exact name of registrant as specified in its charter)
          Massachusetts               0-13627             04-2731202
       (State or other jurisdiction (Commission         (IRS Employer
         of incorporation)          File Number)    Identification No.)

          360 Second Ave., Waltham, Massachusetts         02154
        (Address of principal executive offices)          (Zip Code)

                               (781) 466-8080
 (Registrant's telephone number including area code)
(Former name or former address if changed since last report)

Item 5.  Other Events

On November 2, 1998, the Registrant issued the following press release:

"For Further Information Contact:
John D. Pittenger,
 Executive Vice President -
Finance and Administration
CTC Communications Corp.
(781) 466-1302
Internet: http//www.ctcnet.com

November 2, 1998
FOR IMMEDIATE RELEASE

CTC ANNOUNCES COMPLETION OF ITS $25 MILLION VENDOR
FINANCING FACILITY WITH CISCO CAPITAL CORP.

WALTHAM, Mass.--(BUSINESS WIRE)--Nov. 2, 1998--CTC Communications Corp. (NASDAQ:CPTL) announced today that it has closed its previously announced three year vendor financing facility for up to $25 million with Cisco Capital Corp. Under the terms of the agreement, CTC has agreed to a three year, $25 million volume purchase commitment of Cisco Systems equipment and services and Cisco Capital Corp has agreed to advance funds as these purchases occur. In addition, a portion of the Cisco facility can be utilized for working capital costs associated with the integration and operation of Cisco Systems solutions and related peripherals.

CTC expects to utilize the proceeds of this financing to deploy the first phase of its data-centric Integrated Communications Network in 22 network hub and node sites within the New York and New England regions. In this first phase CTC will deploy an advanced Asynchronous Transfer Mode (ATM)-based network, using Cisco BPX(R) 8600 series and Cisco MGX(tm) 8800 series IP+ATM wide-area switches.

Bob Fabbricatore, Chairman and CEO of CTC, said, "We are extremely pleased to receive this endorsement of our strategy from Cisco Capital Corp. This brings the total amount of financing raised by CTC this year to $112 million. We plan to begin deploying our network in December and expect that it will be operational by April of next year. Once operational, CTC will test the network with its branch offices and selected long-standing customers. By the summer of 1999, CTC expects to make its network available to the broader marketplace."

CTC is a rapidly growing provider of integrated communications solutions to small and medium-sized business customers in the Northeastern U.S. It provides an extensive array of voice and data services including local, long distance, frame relay, Internet access, and other advanced data services. The Company markets its services through its 190 member direct sales force located in 20 branch offices throughout Massachusetts, New York, Connecticut, New Hampshire, Vermont, Rhode Island, and Maine. CTC's headquarters is in Waltham, Massachusetts and CTC can be found on the worldwide web at http://.ctcnet.com. Investors seeking information on CTC's transition to facilities-based CLEC strategy are encouraged to review the fiscal first quarter conference call notes from our August 10, 1998 investor conference call on our website.

The statements in this press release that relate to future plans, events or performance are forward-looking statements including statements relating to capital requirements, operations, and the timing of both the network deployment and the transition of CTC customers to the network. These statements involve risk and uncertainties that could cause actual results to differ materially from those reflected or implied in the forward-looking statements. Readers are, accordingly, cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Additional information about these risks and uncertainties is set forth in the Company's most recent report on Form 10-Q. CTC undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect results, events or circumstances after the date hereof."

-----------------------

Pursuant to the terms of the Credit Agreement dated as of October 14, 1998, the Registrant has agreed to give the Lender a senior security interest in all Cisco products purchased with the proceeds of the first $15 million advanced under the Credit Facility and a subordinate security interest in all products purchased with the remaining $10 million advanced under the Credit Facility. Under the terms of the Credit Facility, the Registrant is required to pay interest on funds advanced under the facility at an annual rate of 12.5%. In addition, the Registrant is required to pay a commitment fee of
 .50% per annum, a facility fee of $15,000 per month. The Registrant paid a closing fee of 1% of the total credit facility.

Reference is made to the Credit Agreement filed as an Exhibit hereto for all of the terms and conditions of the Cisco Credit Facility.

Item 7c. Exhibits.

Exhibit 10.1	Credit Agreement with Cisco Systems Capital
Corp. dated as of October 14, 1998


                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CTC COMMUNICATIONS CORP.
                                         (Registrant)
                                  By: /s/ Steven Jones
                                         Steven Jones,
                                   Chief Financial Officer
November 6, 1998